Exhibit 3.1.41

CERTIFICATE OF CONVERSION

OF

CLEAR CHANNEL REAL ESTATE, INC.

1. The name of the corporation is Clear Channel Real Estate, Inc., a corporation incorporated under the laws of the state of Nevada.

2. The date on which and jurisdiction where the corporation was first incorporated was April 26, 1995 under the laws of the state of Nevada.

3. The name of the limited liability company into which the corporation is herein being converted is Clear Channel Real Estate, LLC.

4. The conversion has been approved in accordance with the provisions of Section 18-214 of the Delaware Limited Liability Company Act and the applicable provisions of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion this 9th day of December, 2004.

CLEAR CHANNEL REAL ESTATE, INC.

By:	/s/ Stephanie Rosales
Stephanie Rosales, Vice Pres./Corp. Tax

CERTIFICATE OF FORMATION

OF

CLEAR CHANNEL REAL ESTATE, INC.

1. The name of the limited liability company is Clear Channel Real Estate, LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Clear Channel Real Estate, LLC this 9th day of December, 2004.

/s/ Stephanie Rosales
Stephanie Rosales, Vice Pres./Corp. Tax